Exhibit 8.1

May 19, 2006

Nanometrics Incorporated

1550 Buckeye Drive

Milpitas, California 95035

Ladies and Gentlemen:

We have acted as counsel to Nanometrics Incorporated, a California corporation (“Parent”) in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the “Agreement”), dated as of January 25, 2006, by and among Parent, Alloy Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nanometrics (“Merger Sub”), and Accent Optical Technologies, Inc., a Delaware corporation (“Company”), pursuant to which Merger Sub will merge with and into Company, with Company as the surviving corporation (the “Merger”).

The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Parent, which includes the Prospectus relating to the Merger (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion, including statements made in customary representation letters delivered by Parent, Merger Sub and Company. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Parent, Merger Sub and Company in the Agreement, the Prospectus and in the representation letters delivered by such parties.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, represents our opinion. Furthermore, based upon and subject to the foregoing, we are of the opinion that the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger,” to the extent it reflects statements of law or legal conclusions with respect to the material United States federal income tax consequences of the Merger generally applicable to Company shareholders who hold their shares of Company common stock as capital assets at the effective time of the Merger and who exchange their shares for shares of Parent common stock, including, as applicable, cash in lieu of fractional shares of Parent common stock in the Merger, and subject to the limitations and qualifications described therein, is accurate in all material respects.

There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Nanometrics Incorporated

May 19, 2006

This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation